Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 23, 2011, relating to the financial statements and financial highlights which appear in the October 31, 2011 Annual Report to Shareholders of Schroder North American Equity Fund and Schroder Global Quality Fund (constituting part of Schroder Global Series Trust), Schroder U.S. Opportunities Fund and Schroder International Alpha Fund, (constituting Schroder Capital Funds (Delaware)) and Schroder International Multi-Cap Value Fund, Schroder U.S. Small and Mid Cap Opportunities Fund, Schroder Emerging Market Equity Fund and Schroder Total Return Fixed Income Fund (constituting part of Schroder Series Trust), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 29, 2012